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                                                                 Exhibit 23.2

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this registration statement.

                                    /s/ Cayer Prescott Clune & Chatellier, LLP

                                    CAYER PRESCOTT CLUNE & CHATELLIER, LLP


Providence, Rhode Island
February 6, 2001